EXHIBIT 10.1

AMENDMENT NO. 2 TO LOAN AGREEMENT

AMENDMENT NO. 2 TO LOAN AGREEMENT (this “Amendment”), dated as of June 14, 2022 (“Amendment No. 2 Effective Date”), among Body and Mind, Inc., a Nevada corporation (the “Borrower”), DEP Nevada, Inc., a Nevada corporation (“Holdings”), the Guarantors (together with Holdings, each a “Guarantor” and collectively, the “Guarantors” set forth in the Loan Agreement (as defined below), FG Agency Lending LLC (the “Agent”), and each of the lenders a signatory hereto (the “Lender”).

RECITALS

WHEREAS, Borrower, the Guarantors, the Lender, and Agent are parties to the Loan Agreement dated as of July 19, 2021, and as amended by that certain Amendment No. 1 to the Loan Agreement, dated November 30, 2021 (as further amended by this Amendment, collectively the “Loan Agreement”);

WHEREAS, Borrower, the Guarantors, the Lender, and Agent have agreed to amend certain terms and conditions of the Loan Agreement on the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference in the Loan Agreement to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Loan Agreement,” “thereof,” “thereunder,” “therein,” or “thereby” or any other similar reference to the Loan Agreement shall, from the date hereof, refer to the Loan Agreement as amended hereby.

SECTION 2. Amendment to Loan Agreement.

(a)	The following defined terms in Section 1.1 are amended as follows:

““Call Period” means the period commencing on the one (1) year anniversary of the Closing Date through the four (4) year anniversary of the Closing Date.

“Delayed Draw Request Period” means the period commencing on the Closing Date and ending on the earlier of the Delayed Draw Effective Date or March 31, 2023.

“Interest Rate” means fifteen percent (15.0%) per annum to be calculated in accordance with Section 2.3 hereof, provided that on each Payment Date two percent (2%) of such interest may be paid in kind (the “PIK Amount”) and thirteen percent (13%) shall be paid in cash.

“Maturity Date” means July 19, 2026.

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“Premium Rate” shall mean, during the Call Period, the applicable percentages set forth below of any amount being repaid pursuant to Section 3.2.

Year 1 of the Call Period	107%
Year 2 of the Call Period	107%
Year 3 of the Call Period	103%

“Principal Balance” means on any date of determination, the outstanding Face Amount plus all accrued and unpaid interest (including, for the avoidance of doubt, any PIK Amount).

“Warrants” means common stock purchase warrants for the purchase of shares of common stock of the Borrower by the Agent substantially in the forms attached hereto as Exhibit E-1, Exhibit E-2 and Exhibit E-3.

(b)	The following new defined terms are added in Section 1.1 in the appropriate alphabetical order as follows:

“Exit Fee” has the meaning assigned to such term in Section 3.2(d).

“Liquidity” means, as of any date of determination, the aggregate amount of Unrestricted Cash as of such date.

“Seaside Acquisition Documents” means that certain Membership Interest Purchase Agreement, dated as of November 30, 2021 by and among Cary Stiebel, Jana Stiebel, Jaymen Rivard, Adrian Dermicek, Laurie Johnson, and DEP Nevada, Inc., whereby DEP Nevada, Inc. is to purchase one hundred percent (100%) of the issued and outstanding membership interest in and to Canopy Monterey Bay, LLC, as amended by the First Amendment to Membership Interest Purchase Agreements, in form and substance similar to the draft agreement attached hereto as Exhibit A, provided that no amendments other than increased equity to such draft agreement shall be made without the prior written consent of Agent, together with all other documents or instruments executed in connection therewith.

“Unrestricted Cash” means all cash and cash equivalents of the Loan Parties in its Bank Accounts or trust accounts or otherwise cash on hand of the Loan Parties, which (a) does not appear as “restricted” on the consolidated balance sheet of the Loan Parties (unless such appearance is related to the Liens created under the Loan Documents), (b) is not contractually required and has not been contractually committed by any Loan Party to be used for a specific purpose, and (c) is not subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Lenders.

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(c)	Section 2.1(b) is amended to provide as follows:

“(b) The Delayed Draw Term Loan. The Lenders may, in its sole discretion and on the terms and conditions set forth herein, make the Delayed Draw Term Loan in an amount equal to $4,444,444 (the “Delayed Draw Face Amount”), and such Delayed Draw Term Loan shall be advanced by the Lenders in one draw on the Delayed Draw Effective Date in an amount equal to 90.0% of the Delayed Draw Face Amount (such amount on the Delayed Draw Effective Date being Four Million Dollars ($4,000,000)), reflecting the Origination Discount set forth in Section 2.2, less expenses obligated to be paid pursuant to Section 11.5 hereof. The Delayed Draw Term Loan shall rank pari passu in right of payment with the Initial Term Loan and be secured on a pari passu basis with the Initial Term Loan and shall be subject to the same terms and secured by the same Collateral that secures the Initial Term Loan. The Delayed Draw Term Loan shall be payable in accordance with Section 3.1 hereof.

(d)	Section 2.1(c)(1) is amended to provide as follows:

“(c) The Warrants.

(1) Borrower has authorized the offer, issuance and sale of Warrants to purchase 9,000,000 shares of common stock of the Borrower to the Agent, which entitle the Agent to acquire common stock of the Borrower at an exercise price per share of common stock (each, a “Warrant Share”) not lower than the price at which the Borrower received any price protection from the Canadian Securities Exchange, or the closing market price of the Borrower’s shares of common stock on the Canadian Securities Exchange on the trading day prior to the earlier of (i) dissemination of a news release disclosing the issuance of the Warrants or the posting of a notice of the proposed issuance of the Warrants, in the form and subject to the terms and conditions of the Warrant, provided a Warrant in the form attached hereto as Exhibit E-1 and a separate Warrant in the form attached hereto as Exhibit E-2 shall be issued to the Agent on the Closing Date, with the Warrant in the form attached hereto as Exhibit E-2 being held in escrow by the Borrower and released to the Agent on the Delayed Draw Effective Date, or cancelled if the Borrower does not request the Delayed Draw Term Loan by March 31, 2023 and a separate Warrant in the form attached hereto as Exhibit E-3 shall be issued to the Agent on the Amendment No. 2 Effective Date. The Warrant in the form attached hereto as Exhibit E-2 is not exercisable by the Agent until it is released from escrow to the Agent. The offer and sale of the Warrants to the Agent is subject to there being an exemption from the prospectus requirements under applicable Canadian securities laws as well as there being an exemption from the registration requirements under the U.S. Securities Act, and applicable state securities laws. The Agent understands and acknowledges that it must complete, execute and deliver to the Borrower a U.S. representation letter (the “U.S. Representation Letter”) in the form provided by the Borrower to the Agent and such additional documents and instruments as the Borrower may reasonably require in order to ensure that the Agent is a U.S. “accredited investor” as such term is defined under Rule 501(a) of Regulation D under the U.S., Securities Act and also satisfies certain exempt purchaser status requirements under applicable Canadian securities laws, as applicable.”

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(e)	Section 2.3 is amended to provide as follows:

Interest

. The Term Loan shall bear interest from and including the Closing Date, at the Interest Rate. Borrower promises to pay interest on the Principal Balance in arrears on each Payment Date with respect thereto, as set forth in Section 3.1(a) below. Automatically upon the occurrence and during the continuance of any Event of Default described in Section 9.1(h), or, at the election of Agent, upon the occurrence and during the continuance of any other Event of Default described in Section 9.1, (which election may be made retroactively to the date of the applicable Default), the Term Loan shall bear interest from the Event of Default, at the Default Rate on the then current Principal Balance and shall be paid in cash on each Payment Date.

(f)	The following new Section 3.1(f) is added as follows:

“Commencing on the Amendment No. 2 Effective Date and each month thereafter on a monthly basis through the six (6) month anniversary of the Amendment No. 2 Effective Date, the Borrower shall within 5 days of each such monthly anniversary, pay Agent Ten Thousand Dollars ($10,000) in cash.”

(g)	Section 3.2(a) is amended to provide as follows:

“Voluntary Prepayments. Borrower may upon prior written notice to the Lenders, provided no Event of Default has occurred and is continuing, prepay the Face Amount or any portion thereof, in a minimum amount of $1,000,000 or such lesser amount as the Agent agrees to in writing, (i) after the expiration of the No Call Period and prior to the expiration of the Call Period, in an amount equal to the portion of the Face Amount being prepaid together with premium thereon determined by application of the Premium Rate applicable for the date of such prepayment as specified in the definition of “Premium Rate” in Section 1.01 or (ii) after the expiration of the Call Period, without penalty or premium, and in each case together with unpaid interest accrued on such portion to the date of such prepayment and the Exit Fee, as set forth in Section 3.2(d) hereof. Any prepayment notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice. No voluntary prepayments shall be permitted during the No Call Period; provided that any prepayments that may be required prior to expiration of the No Call Period pursuant to Section 3.2(b) or (c) below, shall be subject to the highest Premium Rate specified in the definition of “Premium Rate” set forth in Section 1.1, and such prepayment shall include the amount of unpaid interest as would be payable if such prepayment were to be made on the two (2) year anniversary of the Closing Date.”

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(h)	The following new Section 3.2(d) is added as follows:

“Exit Fee. Borrower shall pay to the Agent a fee (the “Exit Fee”) equal to one-and one-half percent (1.5%) of the Principal Balance, which shall be due and payable upon any payment, in part or in full, of the Term Loan in accordance with Section 3.2(a), 3.2(b), or 3.2(c), including but not limited to as a result of acceleration, voluntary repayment, mandatory repayment or at maturity.

(i)	The following new Section 7.2(q) is added as follows:

“Bank Account Statements. Commencing on the first Monday after the Amendment No. 2 Effective Date, and on each Monday thereafter for the period commencing the Amendment No. 2 Effective Date until the one (1) year anniversary thereof, deliver reports showing the current cash balance as of the prior Thursday for each Bank Account held by the Loan Parties and each of their Subsidiaries.”

(j)	Section 8.19 is amended to provide as follows:

“Liquidity. (i) Commencing on the Amendment No. 2 Effective Date and through the six (6) month anniversary of the Amendment No. 2 Effective Date, the Borrower will not, and will not permit any of its Subsidiaries to have Liquidity of less than one million dollars ($1,000,000), in the aggregate for Borrower and its Subsidiaries taken as a whole, and (ii) at all times thereafter, the Borrower will not, and will not permit any of its Subsidiaries to have Liquidity of less than one million five hundred thousand dollars ($1,500,000) in cash or cash equivalents, in the aggregate for Borrower and its Subsidiaries taken as a whole (the “Liquidity Covenant”).”

(k)	The following new Section 8.21 is added as follows:

“Seaside Acquisition Documents. Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Seaside Acquisition Documents or any other document or instrument executed in connection therewith, with the exception of increased equity without the prior written consent of the Agent.”

(l)	The following new Section 8.22 is added as follows:

“Capital Expenditures. Make any Capital Expenditure in excess of $100,000 in any project, purchase or other acquisition of an asset in the aggregate with all Capital Expenditures made with respect to a certain project, purchase or other acquisition unless consented to in writing by the Agent.”

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(m)	The following new section is added after the final paragraph of Section 9.1 as follows:

“Then, and in any such event, the Agent may, by written notice to the Borrower, (i) declare all or any portion of the Term Loan then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of the Term Loan, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of any fees, expenses, or premiums, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents, including, without limitation, the appointment of a receiver; provided, however, that upon the occurrence of any Event of Default described in subsection (k) of this Section 9.1 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by Agent or any Lender, the Principal Amount, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, any prepayment premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. The Agent shall not be deemed to have knowledge of a Default unless the Agent have actual knowledge of such Default or written notice of such Default has been received by the Agent.

If the Term Loan is accelerated or otherwise becomes due prior to the Maturity Date as a result of an Event of Default or by operation of law, the amount of principal of, accrued and unpaid interest and premium on the Term Loan that becomes due and payable shall equal the Principal Balance and any applicable premium thereon (including the then applicable Premium Rate)) as of the date of such acceleration or the date on which the Term Loan otherwise becomes due as if such payment or other circumstance causing the Term Loan to become due were a prepayment of the Term Loan (collectively hereinafter, the “Acceleration Premium”). In any such case, the Acceleration Premium shall constitute part of the obligations payable by the Loan Parties in respect of the Term Loan, which obligations are secured by the Collateral, and constitutes liquidated damages, not unmatured interest or a penalty. Accordingly, the Acceleration Premium is provided by mutual agreement of the Loan Parties and the Lenders as a reasonable estimation and calculation of such actual lost profits and other actual damages of such holders. The Acceleration Premium shall also be automatically and immediately due and payable if the Term Loan is satisfied, released or discharged by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY HEREBY EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING ACCELERATION PREMIUM IN CONNECTION WITH ANY SUCH EVENTS, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. Each Loan Party expressly agrees (to the fullest extent it and they may lawfully do so) that with respect to the Acceleration Premium payable under the terms of this Agreement: (i) the Acceleration Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) the Acceleration Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Acceleration Premium; and (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Loan Parties expressly acknowledge that their agreement to pay the Acceleration Premium as herein described is a material inducement to the Lenders to make the Loans.”

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SECTION 3. Conditions to Effectiveness. This Amendment shall be effective as of the Amendment No. 2 Effective Date, subject to the satisfaction of the following conditions:

(a) Agent shall have received this Amendment duly executed by Borrower on behalf of Borrower, the Guarantors, the Lender and Agent;

(b) Agent shall have received the Warrant issuable on the Amendment No. 2 Effective Date, pursuant to Section 2.1(c) of the Loan Agreement, in form and substance attached hereto as Exhibit B; and

(c) Borrower shall have paid all fees, costs, client charges and expenses of counsel for the Lender payable by the Borrower pursuant to the Loan Agreement and the other Loan Documents, including, without limitation, pursuant to Article II and Section 11.5 thereof.

SECTION 4. Representations and Warranties. Borrower represents and warrants as follows:

(a) The representations and warranties of Borrower contained in Article VI of the Loan Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(b) This Amendment has been duly authorized and executed by Borrower, and each of the Loan Documents, as amended and supplemented by this Amendment, constitutes a legal, valid and binding agreement or instrument of Borrower, enforceable against Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability regardless of whether considered in a proceeding in equity or at law.

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SECTION 5. Limitation on Scope; Amendment. Except as expressly amended hereby all of the representations, warranties, terms, covenants and conditions of the Loan Agreement are and shall remain in full force and effect. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower requiring the consent of Agent or Lender except to the extent specifically provided for herein. Agent and Lender have not and shall not be deemed to have waived any of their respective rights and remedies against Borrower or any other Loan Party for any existing or future Defaults or Events of Default.

SECTION 6. Loan Document. This Agreement is a “Loan Document” as defined and described in the Loan Agreement and all of the terms and provisions of the Loan Agreement relating to Loan Documents shall apply hereto.

SECTION 7. Ratification and Further Assurances.

(a) Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), in each case, as amended by this Amendment and as otherwise previously waived or modified in writing by the Agent, and (ii) to the extent Borrower granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for, or otherwise guaranteed, the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such grant of security interests and Liens and such guarantee and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations, in each case, as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect (as amended by this Amendment and as otherwise previously waived or modified in writing by the Agent) and, as so amended, is hereby ratified and reaffirmed.

(b) Borrower agrees that, upon the written request of Agent, Borrower will execute and deliver such further documents as Agent may reasonably request in order to effect the provisions of this Amendment.

SECTION 8. Incorporation by Reference. The governing law, jurisdiction and waiver of jury trial provisions in Sections 11.12 (Governing Law), 11.13 (Submission to Jurisdiction; Waivers), and Section 11.14 (Waiver of Defense of Illegality) of the Loan Agreement are hereby incorporated by reference into this Amendment and shall apply, mutatis mutandis, to this Amendment.

SECTION 9. Loan Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document. This Amendment shall be deemed incorporated in, and made a part of, the Loan Agreement and the Loan Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Nothing herein shall be deemed to entitle Borrower to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.

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SECTION 10. Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it has been executed by Borrower, each Lender party hereto and Agent on the date hereof and when Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Amendment by by email as a “.pdf” or “.tif” or similar attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Severability. If any term or provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

SECTION 12. Release. Each of the Borrower and Guarantor does hereby release, remise, acquit and forever discharge Agent, Lender and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties, in the case of each of the foregoing in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the other Loan Documents, prior to and including the date of execution hereof (all of the foregoing hereinafter called the “Released Matters”). Each of the Borrower and the Guarantors hereby acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Borrower and the Guarantors represent and warrant to Agent and Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of the Borrower and the Guarantors in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

BORROWER:

BODY AND MIND INC.

By:	/s/ Michael Mills
Name:	Michael Mills
Title:	Chief Executive Officer

GUARANTORS:

DEP NEVADA INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Chief Operations Officer

NEVADA MEDICAL GROUP LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG OH 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG OH P1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

[Signature Page to Amendment No. 2 to Loan Agreement]

NMG LONG BEACH, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG CATHEDRAL CITY, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG CA 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG CA P1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG CA C1 LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

NMG MI 1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Chief Operations Officer

[Signature Page to Amendment No. 2 to Loan Agreement]

NMG MI P1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Chief Operations Officer

NMG MI C1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Chief Operations Officer

[Signature Page to Amendment No. 2 to Loan Agreement]

AGENT:

FG AGENCY LENDING LLC

By:	/s/ Peter Bio
Name:	Peter Bio
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Loan Agreement]

LENDER:

BOMIND HOLDINGS LLC

By:	/s/ Peter Bio
Name:	Peter Bio
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Loan Agreement]

Exhibit A

Exhibit A

Exhibit B

Exhibit B